Item 77C
Morgan Stanley Tax-Free Daily Income Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006, and later
adjourned to September 27, 2006 to permit further
solicitation of proxies. The meeting was held on September
27, 2006 and the voting results with respect to these
proposals were as follows:

(1) Election of Trustees:

                                      For     Withhol  Absta   BNV*
                                                 d       in
Frank L.                           164,947,2  8,266,6       0      0
Bowman...................                 08       31
Kathleen A.                        164,656,3  8,557,4       0      0
Dennis....................                62       77
James F.                           164,818,9  8,394,9       0      0
Higgins.....................              29       10
Joseph J.                          164,695,7  8,518,1       0      0
Kearns.....................               32       07
Michael F.                         164,635,1  8,578,7       0      0
Klein......................               11       29
W. Allen                           164,528,1  8,685,7       0      0
Reed......................                04       35
Fergus                             163,632,8  9,580,9       0      0
Reid........................              73       67

(2) Elimination of certain fundamental investment
restrictions:

                                      For     Against  Abstain    BNV*
Elimination of the fundamental     152,426,6  10,988,5  9,530,5  268,1
policy restricting the Fund's             57        00       01     82
ability to pledge
assets..........................
Elimination of the fundamental     151,995,7  11,353,0  9,596,8  268,1
policy restricting purchases of           51        20       87     82
securities on
margin...........................
...
Elimination of the fundamental     153,003,2  10,280,1  9,662,3  268,1
policy prohibiting investments in         00        55       03     82
oil, gas, and other types of
minerals or mineral
leases.........
Elimination of the fundamental     158,062,2  9,741,98  5,141,4  268,1
policy prohibiting or restricting         58         6       13     82
the purchase of securities of
issuers in which Directors or
Officers have an
interest.........................
....
Elimination of the fundamental     157,465,5  10,221,5  5,258,5  268,1
policy prohibiting investments            61        65       31     82
for purposes of exercising
control....................
Elimination of the fundamental     157,775,2  10,068,6  5,101,7  268,1
policy prohibiting the purchase           33        34       91     82
of common stocks and other
instrument.................
Elimination of the fundamental     157,297,5  10,703,7  4,944,3  268,1
policy regarding investments in           55        86       16     82
unseasoned
companies.....................

(3) Modify certain fundamental investment restrictions:

                                      For     Against  Abstain   BNV*
Modify fundamental policy          158,044,5  9,784,14  5,116,9  268,1
regarding diversification....             89         3       25     82
Modify fundamental policy          157,602,5  10,317,8  5,025,2  268,1
regarding borrowing money..               99        13       45     82
Modify fundamental policy          156,934,8  11,052,6  4,958,1  268,1
regarding loans........                   55        20       83     82
Modify fundamental policy          156,408,3  11,402,2  5,135,0  268,1
regarding investment in                   50        62       46     82
commodities, commodity contracts
and futures contracts.......
Modify fundamental policy          157,298,8  10,265,0  5,381,7  268,1
regarding issuance of senior              89        32       37     82
securities..

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                      For     Against  Abstain   BNV*
Reclassification as non-           156,507,1  11,376,8  5,061,6  268,1
fundamental the fundamental               44        24       90     82
policy regarding the short sale
of securities...............
Reclassification as non-           157,580,8  10,253,2  5,111,5  268,1
fundamental the fundamental               78        08       71     82
policy prohibiting investments in
other investment companies.....
Reclassification as non-           156,424,6  11,583,1  4,937,9  268,1
fundamental the fundamental               28        19       10     82
policy on the purchase or sale of
puts, calls, and combinations
thereof

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.